DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. *Name of Corporation:*	Queen 1, Inc.
2. *Resident Agent Name and Street Address:* *(must be a Nevada address where process may be served)*	Capitol Corporate Services, Inc. Name 202 S. Minnesota Street — Street Address; Carson City — City; Nevada; Zip Code Optional Mailing Address; City; State; Zip Code
3. *Shares:* *(number of shares corporation authorized to issue)*	Number of shares with par value: 100,000,000 Par value: $ 0.001 Number of shares without par value:
4. *Names & Addresses, of Board of Directors/Trustees:* *(attach additional page if there is more than 3 directors/trustees)*	1. Julius Csurgo Name 160 Frederick Street — Street Address; Toronto — City; ON — State; M5A 4H9 — Zip Code 2. Name Street Address; Toronto — City; State; Zip Code 3. Name Street Address; City; State; Zip Code
5. *Purpose:* *(optional-see instructions)*	The purpose of this Corporation shall be: All Lawful Purposes
6. *Names, Address and Signature of Incorporator.* *(attach additional page if there is more than 1 incorporator)*	Preston J. Shea Name; Signature 3104 East Camelback Rd. #427 — Address; Phoenix — City; AZ — State; 85016 — Zip Code
7. *Certificate of Acceptance of Appointment of Resident Agent:*	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company; Date

This form must be accompanied by appropriate fees.